UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

August 17, 2011

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042

www.northropgrumman.com

(Address of principal executive offices and internet site)

(703) 280-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
INDEX TO EXHIBITS	5

EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of New Director

On August 17, 2011, the Board of Directors of Northrop Grumman Corporation (the “Company”) elected Thomas M. Schoewe to the Board of Directors effective immediately. Mr. Schoewe most recently served as Executive Vice President and Chief Financial Officer of Wal-Mart Stores, Inc. from 2000 to 2010.

The Board of Directors appointed Mr. Schoewe to the Audit Committee and the Policy Committee and determined that Mr. Schoewe satisfies the SEC’s definition of “audit committee financial expert.”

Mr. Schoewe is entitled to receive an annual cash retainer of $115,000 per year as well as an additional $10,000 retainer for serving on the Audit Committee. In addition, Mr. Schoewe will receive an annual equity grant of $130,000 in deferred stock units to be paid out at the conclusion of Mr. Schoewe’s board service, or earlier, as specified by Mr. Schoewe, if he has five or more years of service. Mr. Schoewe’s retainer fees and equity grant will be prorated for 2011, and all or a portion of his retainer fees may be deferred, at his election, into his deferred stock unit account.

A copy of the Company’s press release announcing the election of Mr. Schoewe is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release (“Northrop Grumman Elects Thomas M. Schoewe to Its Board of Directors”), dated August 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey
Corporate Vice President and Secretary

Date: August 19, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release (“Northrop Grumman Elects Thomas M. Schoewe to Its Board of Directors”), dated August 19, 2011

5